Exhibit 99.1

ZELTIQ Reports Preliminary Fourth Quarter and Full Year 2014 Revenue

Ships 1,500,000th CoolSculpting® Cycle

Announces 2 New Applicators for 2015

•	Fourth quarter revenue of approximately $51 million to $52 million, up ~44% year-over-year

•	Full year 2014 revenue of approximately $175 million to $176 million, up ~57% year-over-year

•	Over 350 systems shipped bringing total global installed base to nearly 3,200

•	Over 170,000 revenue cycles shipped, up ~55% year-over-year

•	Announces Opening of East Coast CoolSculpting University Training Center

PLEASANTON, CA (January 13, 2015) – ZELTIQ®, (Nasdaq: ZLTQ) a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform, CoolSculpting®, announced today preliminary unaudited revenue for the fourth quarter and full year 2014.

ZELTIQ anticipates total revenue for the fourth quarter 2014 in the range of $51 million to $52 million, compared to total net revenue for the fourth quarter 2013 of $35.8 million. ZELTIQ anticipates total revenue for the full year 2014 to be approximately $175 million to $176 million, compared to total net revenue for the full year 2013 of $111.6 million.

Mark Foley, President and Chief Executive Officer, said, “Our preliminary results for the fourth quarter and full year 2014 demonstrate the outstanding execution of our organization as we delivered another year of significant growth. We expect to recognize revenue in the quarter that represents an approximate 44% year-over-year growth rate which would result in an approximately 57% year-over-year growth rate for the full year 2014. We also experienced a more meaningful amount of deferred revenue in the quarter versus prior quarters which we expect to recognize in the first half of 2015 and expect our full year 2014 Adjusted EBITDA margin results to be higher than prior guidance. Following a record 2013, where we increased revenue by 47%, I am incredibly proud of our 2014 year-over-year growth of approximately 57% where we accelerated growth off of a bigger base and significantly improved our profitability profile. Our performance further supports the conviction we have in our strategy and in our ability to continue to expand and grow the large, underpenetrated market for non-invasive body sculpting. In 2014, we saw strength across the board, delivering strong system placement growth in North America, expanding system placements in our International markets and continued consumable growth globally. The investments we made early in the year have paid dividends. Our product suite, sales infrastructure, innovative marketing and physician partnerships continued to strengthen, putting us in a strong position to build on our market leadership position in 2015.”

Mr. Foley continued, “Similar to 2014, we plan to front-end load our investments in 2015, in order to take advantage of the large market opportunity, support our growing account base and drive robust revenue growth through 2015 and beyond. We have already hired nearly all of the planned sales force additions for 2015 and just concluded our Global Sales Meeting last week. We are very excited to have a fully trained sales force leading our expansion efforts across both our North American and international markets. Our physician training initiatives have been a key focus of investment, which we expect will culminate in the second quarter with the opening of our much anticipated East Coast CoolSculpting University training facility. Additional investment will be focused on our international markets, growing our brand awareness through direct-to-consumer and digital marketing initiatives, and increasing our practice support efforts. Also, I am very excited about our product pipeline and the new products that we will be introducing later this year. In the second quarter, we plan to launch our CoolSmooth Pro®, the next generation of our surface based applicator which will have significantly shorter treatment times and an improved strapping system. As well, we remain on track with our much anticipated small volume and submental applicator, CoolMini®. We anticipate receiving our expanded submental indication later in the year followed by a full commercial launch in the fourth quarter.

Mr. Foley concluded, “We believe the future for ZELTIQ has never been brighter and we remain committed to maintaining our market-leadership position while creating and growing the market for non-invasive fat reduction. Our outlook for robust revenue growth with improving profitability also remains intact. To that end, we are currently projecting full year 2015 revenue of approximately $230 million which would represent over 30% growth compared to full year 2014.”

The quarterly and annual financial numbers included in this release are prior to the completion of review and audit procedures by ZELTIQ’s external auditors and are therefore subject to adjustment. ZELTIQ expects to provide full year 2014 financial results and full year 2015 guidance during its fourth quarter 2014 earnings call estimated to be near the end of February 2015.

ZELTIQ announced unaudited preliminary estimates in advance of the J.P. Morgan Healthcare Conference, where President and Chief Executive Officer, Mark Foley, will present at 7:30 a.m. PST / 10:30 a.m. EST on Wednesday, January 14, 2015. The presentation for this event and additional supplemental financial information is currently available online at ZELTIQ’s corporate website, www.zeltiq.com, under Investor Relations. A live webcast of the presentation will also be available on ZELTIQ’s corporate website. After the live webcast, the presentation will remain available on the website at least until ZELTIQ announces its definitive full year 2014 financial results.

Use of Non-GAAP Financial Measures

ZELTIQ has supplemented its GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of ZELTIQ, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. Non-GAAP Adjusted EBITDA excludes interest income and other (expense) income, income tax expense, depreciation, amortization, and stock based compensation expense.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the ZELTIQ’s consolidated financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided.

About ZELTIQ®

ZELTIQ is a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform. ZELTIQ’s first commercial product, the CoolSculpting® System, is designed to selectively reduce stubborn fat bulges. CoolSculpting is based on the scientific principle that fat cells are more sensitive to cold than the overlying skin and surrounding tissues. It utilizes patented technology of precisely controlled cooling to reduce the temperature of fat cells in the treated area, which is intended to cause fat cell elimination through a natural biological process known as apoptosis. ZELTIQ developed CoolSculpting to safely, noticeably, and measurably reduce the fat layer.

Forward-Looking Statements

The statements made in this press release regarding ZELTIQ’s plans regarding its investments in 2015, its expectations regarding the opening of its East Coast CoolSculpting University training facility, its expectations regarding new product introductions in 2015, its outlook of robust revenue growth with improving profitability, and its expectations for 2015 revenue, and other statements relating to future expectations or events are forward-looking statements. The words “anticipate,” “believe,” “expect,” “estimate”, “plan”, “will”, “projecting”, and “guidance” and similar words that denote future events or results identify these forward-looking statements. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond ZELTIQ’s control and that could materially affect ZELTIQ’s actual business operations and financial performance and condition. For example, the preliminary fourth quarter and full year 2014 financial numbers provided in this press release are prior to the completion of review and audit procedures by ZELTIQ’s external auditors and therefore are subject to adjustment. Further, factors that could materially affect ZELTIQ’s business operations and financial performance and condition include, but are not limited to: less than anticipated growth in the number of physicians electing to purchase CoolSculpting Systems; patient demand for CoolSculpting procedures may be lower than ZELTIQ expects; product or procedure announcements by competitors may decrease demand for CoolSculpting procedures; ZELTIQ may incorrectly estimate or control its future expenditures; ZELTIQ’s sales and marketing plans may fail to increase sales as ZELTIQ expects; ZELTIQ may experience unexpected delays in the development or commercialization of its new products as well as those other risks and uncertainties set forth in ZELTIQ’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2014, filed with the SEC on October 28, 2014. These forward-looking statements speak only as of the date of this press release. ZELTIQ expressly disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Relations:

Patrick F. Williams

ZELTIQ, Senior Vice President and CFO

925-474-2500

Nick Laudico

The Ruth Group

646-536-7030

nlaudico@theruthgroup.com

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